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                                                                    Exhibit 23.1

                    Consent of Independent Public Accountants

As independent public accountants, we hereby consent to the incorporation of our report dated April 15, 2001, included in this Form 10-K, into AMF Bowling Worldwide, Inc.'s previously filed Registration Statement File No. 333-4877. It should be noted that we have not audited any financial statements of the company subsequent to December 31, 2000 or performed any audit procedures subsequent to the date of our report.

ARTHUR ANDERSEN LLP

Richmond, Virginia
April 15, 2001